EXHIBIT 10.21

                                    ADDENDUM

ADDENDUM to the June 1, 2005 Consulting Agreement, ("Agreement"), between Raven Moon Entertainment, Inc. and Big Apple Consulting U.S.A., Inc.

The Parties hereto agree to amend the Agreement as follows:

     1. The amount of compensation due Big Apple in restricted stock for services as indicated in Paragraph 3.2 of the Agreement shall be amended from Twenty Five Thousand Dollars ($25,000), to "Six Thousand Five Hundred Dollars ($6,500)".

     2. The amount of Options Big Apple shall have the right to purchase per month as indicated in Paragraph 3.3 of the Agreement shall be amended from Fifty Thousand Dollars ($50,000) to "Seventy One Thousand Dollars ($71,000)".

     3. These amendments shall be effective immediately upon the date of the execution of this Addendum.


     This Addendum to the Agreement and the Agreement constitutes the complete understanding between the Parties.


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Date


For Raven Moon Entertainment, Inc.        For Big Apple Consulting, U.S.A., Inc.


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Joey DiFrancesco, CEO                     Marc Jablon, President